As filed with the Securities and Exchange Commission on April 17, 2014

 Registration No. 333-

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HONEYWELL INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-2640650
(State of Incorporation)	(I.R.S. Employer Identification No.)

101 Columbia Road

P.O. Box 4000

Morristown, New Jersey 07962-2497

(973) 455-2000

(Address of Principal Executive Offices) (Zip Code)

Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and Its Subsidiaries

(Full Title of the Plan)

Jeffrey N. Neuman, Esq.

Vice President, Corporate Secretary and Deputy General Counsel

Honeywell International Inc.

101 Columbia Road

P.O. Box 4000

Morristown, New Jersey 07962-2497

(973) 455-2000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

With Copies To:

Elaine Wolff, Esq.

Jenner & Block LLP

1099 New York Avenue, N.W.

Washington, DC 20001

(202) 639-6000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $1.00 per share	1,000,000	$90.67	$90,670,000	$11,679
Total	1,000,000			$11,679

(1)	This registration statement (this “Registration Statement”) is being filed for purposes of registering 1,000,000 shares of common stock, par value $1.00 per share (the “Common Stock”), of Honeywell International Inc. (“Honeywell” or the “Company”), issuable pursuant to the Company’s Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and Its Subsidiaries, as the same may be amended or restated (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares that may be offered or issued as a result of stock splits, stock dividends, or similar transactions.
(2)	Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act for the purpose of calculating the registration fee, based on $90.67 per share, the average of the high and low prices of the Common Stock, as reported on the New York Stock Exchange on April 14, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Honeywell International Inc. (“Honeywell” or the “Company”) to register an additional 1,000,000 shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”) reserved for issuance under the Company’s Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and Its Subsidiaries (the “Plan”). Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of Honeywell’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 3, 2000 (File No. 333-49280) registering the issuance of 1,050,000 shares of the Company’s Common Stock under the Plan.

Before January 1, 2006, the Plan was known as the Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and Its Subsidiaries (Career Band 6 and above). Effective January 1, 2006, the Plan was merged with the Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and Its Subsidiaries (Career Band 5 and below). The resulting plan is now known as the Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and Its Subsidiaries and is referred to in this Registration Statement as the “Plan” or the “Honeywell Supplemental Savings Plan”.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

The following documents which have been filed (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed) by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed pursuant to the Exchange Act on February 14, 2014 (the “Annual Report”);

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report;

(c) The description of the Company’s common stock contained in the Company’s registration statement on Form S-3 (File No. 333-186695) filed with the Commission on February 15, 2013 pursuant to the Securities Act.

In addition, all documents subsequently filed (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed) by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished (but not filed) under Item 2.02 or 7.01 of any Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

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Item 8. Exhibits.

A list of exhibits filed with this registration statement on Form S-8 is set forth on the Exhibit Index and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Morristown, State of New Jersey, on April 17, 2014.

HONEYWELL INTERNATIONAL INC.

/s/ JEFFREY N. NEUMAN
Name: Jeffrey N. Neuman
Title: Vice President, Corporate Secretary and Deputy General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

*	Chairman of the Board, Chief Executive Officer and Director	April 17, 2014
David M. Cote

/s/ THOMAS A. SZLOSEK	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 17, 2014
Thomas A. Szlosek

/s/ ADAM M. MATTEO	Vice President and Controller (Principal Accounting Officer)	April 17, 2014
Adam M. Matteo

*	Director	April 17, 2014
Gordon M. Bethune

*	Director	April 17, 2014
Kevin Burke

*	Director	April 17, 2014
D. Scott Davis

*	Director	April 17, 2014
Linnet F. Deily

*	Director	April 17, 2014
Judd Gregg

*	Director	April 17, 2014
Clive R. Hollick

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*	Director	April 17, 2014
Grace Lieblein

*	Director	April 17, 2014
Jaime Chico Pardo

*	Director	April 17, 2014
George Paz

*	Director	April 17, 2014
Bradley T. Sheares, Ph.D.

*	Director	April 17, 2014
Robin L. Washington

*By:	/s/ JEFFREY N. NEUMAN
Attorney-in-Fact
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EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and its Subsidiaries, as amended and restated (incorporated by reference to Exhibit 10.6 to Honeywell’s Form 10-K for the year ended December 31, 2008 filed on February 13, 2009), and amended by Exhibit 10.5 to Honeywell’s Form 10-K for the year ended December 31, 2010 filed February 11, 2011, amended further by Exhibit 10.1 to Honeywell’s Form 10-Q for the quarter ended June 30, 2012 filed July 18, 2012, and amended further by Exhibit 10.5 to Honeywell’s Form 10-K for the year ended December 31, 2013 filed February 14, 2014 (such amendments incorporated herein by reference)

4.2	Amended and Restated Certificate of Incorporation of Honeywell International Inc., as amended April 26, 2010 (incorporated by reference to Exhibit 3(i) to Honeywell’s Form 8-K filed April 27, 2010)

4.3	By-laws of Honeywell International Inc., as amended September 27, 2013 (incorporated by reference to Exhibit 3(ii) to Honeywell’s Form 8-K filed September 30, 2013)

4.4	Form of certificate representing shares of Common Stock (incorporated by reference to Exhibit 4.2 to Honeywell’s Form S-3 (File No. 333-186695) filed February 15, 2013)
5.1	Opinion of Alison Zoellner, Esq., with respect to the legality of the securities being registered hereby (filed herewith)

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)
23.2	Consent of Alison Zoellner, Esq. (filed as part of Exhibit 5.1)
24.1	Powers of Attorney (filed herewith)
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